CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTing firm

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A (the “Registration Statement”) and of our reports dated February 14, 2014 relating to the financial statements and financial highlights appearing in the December 31, 2013 Annual Reports to Shareholders of  Vanguard Tax-Managed Balanced Fund, Vanguard Tax-Managed Growth and Income Fund, Vanguard Tax-Managed Capital Appreciation Fund and Vanguard Tax-Managed Small-Cap Fund, and of our report dated February 18, 2014, relating to the financial statements and financial highlights appearing in the December 31, 2013 Annual Report to Shareholders of Vanguard Tax-Managed International Fund (comprising Vanguard Tax-Managed Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

April 4, 2014